INDEPENDENT AUDITORS' CONSENT


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 3, 2000 relating to the consolidated financial statements for the years ended December 31, 1999 and 1998 and for the two months ended December 31, 1997, which appears in Base Ten Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
August 17, 2000